                                                                Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Boston Properties, Inc. on Forms S-3 (files Nos. 333-69375, 333-70765 and 333-68379) of our reports indicated below with respect to the financial statements indicated below, which reports are included in this Form 8-K/A of Boston Properties, dated January 26, 1999.



                                                                         Date of
                                                                         Independent
                 Financial Statements                                    Accountants Report
                 --------------------                                    ------------------
Statement of revenue over certain expenses
of University Place for the year ended September 30, 1997..........      December 11, 1998

Statement of revenue over certain operating expenses
of Reservoir Place for the year ended December 31, 1997............      December 18, 1998

                                              /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 1999